Exhibit 99.1

Richtech Robotics Announces Stock Repurchase Program

LAS VEGAS, August 25, 2026 (GLOBE NEWSWIRE) — Richtech Robotics Inc. (Nasdaq: RR) (“Richtech Robotics” or “the Company”), a Nevada-based provider of AI-driven service robots, announces that its board of directors has approved a stock repurchase program to purchase up to $12 million of the Company’s Class B common stock, pursuant to a Rule 10b5-1 trading plan under the Securities Exchange Act of 1934, as amended, subject to terms and conditions of the plan and market conditions. The stock repurchase program does not obligate the Company to repurchase any specific number of shares and it may be modified, suspended or terminated at any time by the board of directors without prior notice.

About Richtech Robotics

Richtech Robotics develops advanced robotic solutions and the data infrastructure that makes its robots more intelligent. Guided by three strategic pillars — Industrial, Commercial, and Data Services — Richtech Robotics aims to deliver dependable automation, consistent service performance, and continuous AI-driven improvement at scale. From factory floors to hospitality venues, our robots work alongside people to enhance efficiency, precision, and quality. Learn more at www.RichtechRobotics.com, and connect with us on X, LinkedIn and YouTube.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are based on Richtech Robotics’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. Investors should read the risk factors set forth in Richtech Robotics’ Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2026, and periodic reports filed with the SEC on or after the date thereof. All of Richtech Robotics’ forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof. New risks and uncertainties arise over time, and it is not possible for Richtech Robotics to predict those events or how they may affect Richtech Robotics. If a change to the events and circumstances reflected in Richtech Robotics’ forward-looking statements occurs, Richtech Robotics’ business, financial condition and operating results may vary materially from those expressed in Richtech Robotics’ forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and Richtech Robotics assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

CORE IR

investors@richtechrobotics.com

Media:

Kelsey Romero

press@richtechrobotics.com